EXHIBIT 4(c)

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                           UNITED CANNABIS CORPORATION
                            2017 STOCK INCENTIVE PLAN


     l. Purpose. This is intended to advance the interests of United Cannabis Corporation (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, consultants and key employees upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock.

     2. Definitions.

         (a) "Board" means the Board of Directors of the Company.

         (b) "Bonus Shares" shall mean the shares of common stock of the Company issued to a Recipient pursuant to this Plan.

         (c) "Committee" means the directors duly appointed to administer the Plan.

         (d) "Common Stock" means the Company's Common Stock.

         (e) "Date of Grant" means the date on which an Option or Stock Bonus is granted under the Plan.

         (f) "Option" means an Option granted under the Plan.

         (g) "Optionee" means a person to whom an Option, which has not expired, has been granted under the Plan.

         (h) "Recipient" shall mean any individual rendering services for the Company to whom shares are granted pursuant to this Plan.

         (i) "Successor" means the legal representative of the estate of a deceased optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of any Optionee.

     3. Administration of Plan. The Plan shall be administered by the Company's Board of Directors or in the alternative, by a committee of two or more directors appointed by the Board (the "Committee"). If a Committee should be appointed, the Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the number of Options or Bonus Shares which will be granted; to construe and interpret the Plan; to establish any vesting provisions for Options or Bonus Shares, to determine the terms and provisions of each Option (which need not be identical), including, but without limitation, terms covering the payment of the Option Price; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. For purposes of this Plan, vesting means the period during which the Recipient must remain an employee, provide services for the Company or otherwise satisfy any other


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conditions  specified  by the  Committee  at the time of the  grant of the Bonus
Shares. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

     4. Common Stock Subject to Plan. The aggregate number of shares of the Company's Common Stock which may be issued pursuant to the Plan shall not exceed 6,000,000, of which any number may be used for Incentive Stock Options, Non-Qualified Stock Options or Stock Bonuses. The shares of Common Stock to be issued pursuant to the Plan may be authorized but unissued shares, shares issued and reacquired by the Company or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan. In the event any Bonus Shares shall be cancelled, due to any forfeiture or vesting provisions, the Bonus Shares subject to such grant shall again be available for issuance under the Plan.

     5. Incentive Stock Options.

              (a) Participants. Options will be granted only to persons who are employees of the Company or subsidiaries of the Company and only in connection with any such person's employment. The term "employees" shall include officers as well as other employees, and the officers and other employees who are directors of the Company. The Committee will determine the employees to be granted options and the number of shares subject to each option.

              (b) Option Price. The purchase price of each option shall not be less than 100% of the fair market value of the Company's common stock at the time of the granting of the option provided, however, if the optionee, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the purchase price of the option shall not be less than 110% of the fair market value of the stock at the time of the granting of the option.

              (c) Period of Option. The maximum period for exercising an option shall be 10 years from the date upon which the option is granted, provided, however, if the optionee, at the time the option is granted, owns stock possessing more than l0% of the total combined voting power of all classes of stock of the Company, the maximum period for exercising an option shall be five years from the date upon which the option is granted and provided further, however, that these periods may be shortened in accordance with the provisions of Paragraph 7 below.

         Subject to the foregoing, the period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee.

     If an optionee shall cease to be employed by the Company due to disability, as defined in Section 22(e)(3) of the Code, he may, but only within the one year next succeeding such cessation of employment, exercise his option to the extent that he was entitled to exercise it on the date of such cessation. The Plan will not confer upon any optionee any right with respect to continuance of employment by the Company, nor will it interfere in any way with his right, or his employer's right, to terminate his employment at any time.


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              (d) Vesting of Shareholder Rights. Neither an Optionee nor his
successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (e) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchaseable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

              (f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (g) Death of Optionee. In the event of the death of an optionee while in the employ of the Company, the option theretofore granted to him shall be exercisable only within the three months succeeding such death and then only
(i) by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution, and (ii) if and to the extent that he was entitled to exercise the option at the date of his death.

              (h) Assumed Options. In connection with any transaction to which
Section 424(a) of the Code is applicable, options may be granted pursuant hereto in substitution of existing options or existing options may be assumed as prescribed by that Section and any regulations issued thereunder. Notwithstanding anything to the contrary contained in this Plan, options granted pursuant to this Paragraph shall be at prices and shall contain such terms, provisions, and conditions as may be determined by the Committee and shall include such provisions and conditions as may be necessary to meet the requirements of Section 424(a) of the Code.

              (i). Certain Dispositions of Shares. Any options granted pursuant to this Plan shall be conditioned such that if, within the earlier of (i) the two-year period beginning on the date of grant of an option or (ii) the one-year period beginning on the date after which any share of stock is transferred to an individual pursuant to his exercise of an option, such an individual makes a disposition of such share of stock by way of sale, exchange, gift, transfer of legal title, or otherwise, such individual shall promptly report such disposition to the Company in writing and shall furnish to the Company such details concerning such disposition as the Company may reasonably request.

     6. Non-Qualified Stock Options.

              (a) Participants. Options may be granted under the Plan to employees, directors and officers, and consultants or advisors to the Company (or the Company's subsidiaries), provided however that bona fide services shall


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be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.
              (b) Option Price. The Option Price per share with respect to each Option shall be determined by the Committee.

              (c) Period of Option. The period during which each option may be exercised, and the expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the date of Grant.

              (d) Vesting of Shareholder Rights. Neither an Optionee nor his successor shall have any rights as a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such Optionee or his successor.

              (e) Exercise of Option. Each Option shall be exercisable from time to time during a period (or periods) determined by the Committee and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable.

              (f) Nontransferability of Option. No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution and each Option shall be exercisable, during the Optionee's lifetime, only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

              (g) Death of Optionee. In the event of the death of an Optionee, an option theretofore granted to the Optionee shall be exercisable only (i) by the person or persons to whom the Optionee's rights under the option shall pass by the Optionee's will or by the laws of descent and distribution; and (ii) if and only to the extent that the Optionee was entitled to exercise the option at the date of death.

     7. Stock Bonus Awards.

      (a) Participants. Bonus Shares may be granted under the Plan to the Company's (or the Company's subsidiaries) employees, directors and officers, and consultants or advisors to the Company (or its subsidiaries), provided however that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      (b) Grants. The Committee, in its sole discretion, is empowered to grant to an eligible Participant a number of Bonus Shares as it shall determine from time to time. Each grant of these Bonus Shares shall become vested according to a schedule to be established by the Committee directors at the time of the grant.

     8. Reclassification, Consolidation, or Merger. In the event the shares of common stock of the Company should, as a result of a stock split or stock dividend, or combination of shares or any other change, or exchange for other


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securities   by   reclassification,   reorganization,   merger,   consolidation,
recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Plan shall be appropriately adjusted to reflect such action, and the number of shares subject to any Option and the Option exercise price per share shall be
proportionately  adjusted  by  the  Committee,   whose  determination  shall  be
conclusive. If the Corporation is reorganized or consolidated or merged with another corporation, an Optionee granted an Option hereunder shall be entitled to receive Options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions. The new Option or assumption of the old Option shall not give Optionee additional benefits which he did not have under the old Option, or deprive him of benefits which he had under the old Option.

     9. Restrictions on Issuing Shares. The exercise of each Option or the grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares, then in any such event, such exercise or grant shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each Optionee or Recipient shall, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the Option or received as Bonus Shares will be acquired for investment and not for resale or distribution. Upon the exercise of option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may, if it deems appropriate, affix a legend to certificates representing shares of stock pursuant to the Plan indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by an optionee in the following manner only: (l) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets all the requirements of Rule l44 of the Securities and Exchange Commission. If shares of stock covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Optionees or Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

     10. Amendment, Suspension, and Termination of Plan. The Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of those holders of the Company's common stock voting in person or by proxy, make any alteration or amendment thereof which operates to make any material change in the class of eligible employees, extend the term of the Plan or the maximum option periods provided, decrease the minimum option price


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provided,  except as provided  Section 8, or  materially  increase  the benefits accruing to employees participating under this Plan.

     Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the adoption of the Plan. No Option or Bonus Shares may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.

     11. Limitations. Every right of action by any person receiving options pursuant to this Plan against any past, present or future member of the Board, or any officer or employee of the Company arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such director, officer or employee cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

     l2. Governing Law. The Plan shall be governed by the laws of the State of Colorado.

     13. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.


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